Exhibit 99.1

N E W S  R E L E A S E

Contact:	John A. Maurer
Vice President,
Treasurer and Investor Relations
Foot Locker, Inc.
(212) 720-4092

FOOT LOCKER, INC. REPORTS 2015 FIRST QUARTER RESULTS

•      Net Income of $1.29 Per Share, a Record Quarterly Result

•      Earnings Per Share Increased 17 Percent

•      Comparable-Store Sales Increased 7.8 Percent

NEW YORK, NY, May 22, 2015 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its first quarter ended May 2, 2015.

First Quarter Results

Net income for the Company’s first quarter ended May 2, 2015 was $184 million, or $1.29 per share, compared with net income of $162 million, or $1.10 per share, last year, a 17 percent increase. First quarter comparable-store sales increased 7.8 percent. Total first quarter sales increased 2.6 percent, to $1,916 million this year, compared with sales of $1,868 million for the corresponding prior-year period. Excluding the effect of foreign currency fluctuations, total sales for the first quarter increased 7.9 percent.

“We have hit the ground running in 2015, producing the most profitable quarter in our history,” said Richard Johnson, President and Chief Executive Officer. “We are focused on executing the updated strategic priorities that we described in our investor meeting in March, and the results in the first quarter demonstrate that we remain on the right track, with strong performances across our channels, geographies, banners, and categories. Our core business improved and we made progress on each of our growth pillars, a team accomplishment of which we are all very proud.”

The Company’s gross margin rate improved to 35.0 percent of sales from 34.6 percent a year ago, while the selling, general, and administrative expense rate improved to 18.0 percent of sales from 19.0 percent.

“The team at Foot Locker continued to execute efficiently during the quarter, both operationally and financially,” said Lauren Peters, Executive Vice President and Chief Financial Officer. “Driven by solid performance on the top line that flowed effectively to the bottom line, we delivered results which surpassed our guidance at the start of the year. We remain intent on improving the productivity of all of our assets as we strive to attain our recently elevated long-term goals.”

Financial Position

At May 2, 2015, the Company’s merchandise inventories were $1,234 million, 2.7 percent lower than at the end of the first quarter last year. Using constant currencies, inventory increased 2.4 percent.

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Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

The Company’s cash totaled $986 million, while the debt on its balance sheet was $133 million. The Company spent approximately $129 million to repurchase 2.3 million shares during the quarter and paid its quarterly stock dividend of $0.25, spending $35 million.

Store Base Update

During the first quarter, the Company opened 37 new stores, remodeled or relocated 55 stores, and closed 41 stores. As of May 2, 2015, the Company operated 3,419 stores in 23 countries in North America, Europe, Australia, and New Zealand. In addition, 55 franchised Foot Locker stores were operating in the Middle East and South Korea, as well as 27 franchised Runners Point and Sidestep stores in Germany and Switzerland.

The Company is hosting a live conference call at 9:00 a.m. (EDT) today, May 22, 2015, to review these results, provide comments on the status of its current initiatives, and discuss trends in its business and the athletic industry. This conference call may be accessed live by dialing 888-771-4371 (U.S. and Canada) or 847-585-4405 (International) using the passcode 39678293, or via the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. Please log on to the website 15 minutes prior to the call in order to download any necessary software. A replay of the call will be available via webcast from the same Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com through June 5, 2015.

Disclosure Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, financial objectives, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues, and earnings, and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), pandemics and similar major health concerns, unseasonable weather, deterioration of global financial markets, economic conditions worldwide, deterioration of business and economic conditions, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business and strategic plans effectively with regard to each of its business units, and risks associated with global product sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution.

For additional discussion on risks and uncertainties that may affect forward-looking statements, see “Risk Factors” disclosed in the 2014 Annual Report on Form 10-K. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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FOOT LOCKER, INC.

Condensed Consolidated Statements of Operations

(unaudited)

Periods ended May 2, 2015 and May 3, 2014

(In millions, except per share amounts)

	First Quarter
	2015	2014
Sales	$1,916	$1,868

Cost of sales	1,246	1,222
SG&A	345	355
Depreciation & amortization	35	36
Impairment charge(1)	—	1
Interest expense, net	1	1
Other income	(1)	(1)
	1,626	1,614

Income before taxes	$290	$254
Income tax expense	106	92
Net income	$184	$162

Diluted EPS	$1.29	$1.10

Weighted-average diluted shares outstanding	142.1	147.6

Reconciliation of GAAP to Non-GAAP results	First Quarter
	2014
	After tax	EPS
GAAP net income results	$162	$1.10

Add back:
Trade name impairment(1)	1	0.01
RPG integration costs (2)	1	—

Non-GAAP results	$164	$1.11

Footnote to explain adjustments in 2014

(1) Write-down of trade name in Ireland acquired in 2004.

(2) Costs associated with the integration of Runners Point Group.

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FOOT LOCKER, INC.

Condensed Consolidated Balance Sheets

(unaudited)

(In millions)

	May 2, 2015	May 3, 2014
Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$986	$1,007
Merchandise inventories	1,234	1,268
Other current assets	259	243
	2,479	2,518

Property and equipment, net	639	598
Deferred tax assets	226	245
Other assets	287	308
	$3,631	$3,669

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$303	$354
Accrued and other liabilities	387	355
Current portion of capital lease obligations	2	3
	692	712

Long-term debt and obligations under capital leases	131	135
Other liabilities	253	229
SHAREHOLDERS’ EQUITY	2,555	2,593
	$3,631	$3,669

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FOOT LOCKER, INC.

Store and Square Footage

(unaudited)

Store activity is as follows:

	January 31, 2015	Opened	Closed	May 2, 2015	Relocations /Remodels
Foot Locker US	1,015	1	10	1,006	19
Foot Locker Europe	603	3	4	602	6
Foot Locker Canada	126	1	1	126	4
Foot Locker Asia Pacific	91	1	—	92	1
Lady Foot Locker/SIX:02	213	4	11	206	—
Kids Foot Locker	357	13	6	364	14
Footaction	272	5	5	272	5
Champs Sports	547	5	3	549	5
Runners Point	116	2	—	118	1
Sidestep	83	2	1	84	—
Total	3,423	37	41	3,419	55

Selling and gross square footage are as follows:

	January 31, 2015		May 2, 2015
(in thousands)	Selling	Gross	Selling	Gross
Foot Locker US	2,494	4,298	2,490	4,299
Foot Locker Europe	846	1,839	844	1,844
Foot Locker Canada	270	422	274	426
Foot Locker Asia Pacific	125	204	126	205
Lady Foot Locker/SIX:02	299	501	293	491
Kids Foot Locker	529	912	552	949
Footaction	789	1,258	794	1,266
Champs Sports	1,913	2,927	1,922	2,941
Runners Point	143	244	144	247
Sidestep	75	129	76	130
Total	7,483	12,734	7,515	12,798

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